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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993 (the "Form 10-K") under the heading "Exploration and Production" of Item 1 and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-3 to be initially filed in May 1994 (the Registration Statement); provided, however, since the Form 10-K contains only aggregate reserve information that combines the reserve and discounted present worth estimates prepared by DeGolyer and MacNaughton (as reflected in our reports, as of December 31, 1993, based upon information available to us at such time, which have not been updated) with the reserve and discounted present worth estimates of other petroleum consultants, in providing our consent we have necessarily relied on a letter dated March 9, 1994 from the Company with respect to the estimates of such other petroleum consultants to verify that the Form 10-K correctly reflects our estimates.

     We also further consent to the reference to our firm under the heading "Experts" in the prospectus included in the Registration Statement.

                                          DeGOLYER and MacNAUGHTON
                                          PETROLEUM ENGINEERS

Dallas, Texas
May 19, 1994